UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of President

On November 12, 2021, Brian T. Mauntel notified Citizens Business Bank (CBB), the principal banking subsidiary of CVB Financial Corp. (CVBF), of his resignation as President, with such resignation to be effective on November 19, 2021.

(c) Appointment of President

At their meetings held on November 17, 2021, the respective Boards of Directors of CVBF and CBB decided to modify the position of David A. Brager from Chief Executive Officer to President and Chief Executive Officer. Mr. Brager, 54, was initially appointed Chief Executive Officer of CVBF and CBB on March 16, 2020. Prior to his appointment as Chief Executive Officer, starting on November 22, 2010, Mr. Brager served as CBB’s Executive Vice President and Sales Division Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: November 18, 2021	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer